Delaware
                                ---------------                           PAGE 1
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHINA RESOURCES LTD.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2007, AT 2:03 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4367321 8100          [SEAL]                   /s/ Harriet Smith Windsor
070955505                              -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                                         AUTHENTICATION: 5953059

                                                                  DATE: 08-24-07

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 02:08 PM 08/24/2007
                                                     FILED 02:03 PM 08/24/2007
                                                   SRV 070955505 - 4367321 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CHINA RESOURCES LTD.

                           ---------------------------

It is hereby certified that:

1.    The name of the corporation is China Resources Ltd. (the "Corporation").

2. The certificate of incorporation of the Corporation is hereby amended by striking out in its entirety paragraph (B) of Article FIFTH in its entirety and substituting in lieu of said paragraph (B) the following new paragraph (B) of Article FIFTH:

            "(B) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that the holders of a majority of the IPO Shares (defined below) cast their respective votes at the meeting to approve the Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate such Business Combination if holders of 35% or more in interest of the IPO Shares exercise their conversion rights described in paragraph
            (C) below."

3. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware,

Signed on August 24, 2007

                                                       /s/ Fuzu Zeng
                                                       -------------------------
                                                       Fuzu Zeng, President